AllianceBernstein Large Cap Growth Fund, Inc.					Exhibit 77C
811-06730

77C  Matters submitted to a vote of security holders


The Annual Meeting of Stockholders of AllianceBernstein Large Cap Growth
Fund (the Fund) was held on November 15, 2005 and adjourned until December 6, 2005, December 19, 2005, December 21, 2005 and December 22, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 21, 2005 Meeting, the required number of outstanding shares voted in favor of the third item of business, the amendment, elimination or reclassification as non-fundamental of certain investment restrictions, and the fourth item of business, the reclassification of the Funds investment objective as non-fundamental with changes to the Funds investment objectives, and the proposals were approved. With respect to the second item of business, the amendment and restatement of the Funds charter, an insufficient number of required outstanding shares voted in favor of the proposal and therefore the proposal was not approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Funds proxy statement):


				Voted For	Withheld Authority
1.The election of the Directors,
each such Director to serve a
term of an indefinite duration
and until his or her successor
is duly elected and qualifies.


Ruth Block			107,385,397	4,085,161
David H. Dievler		107,378,784	4,091,775
John H. Dobkin			107,520,071	3,950,487
Michael J. Downey		107,522,680	3,947,878
William H. Foulk, Jr.		107,469,964	4,000,594
D. James Guzy			106,450,279	5,020,279
Marc O. Mayer			107,425,069	4,045,489
Marshall C. Turner, Jr.		107,517,602	3,952,956



		     	 Voted For	Voted Against  Abstained   Broker
							    	   Non-Votes
  2. The amendment
     and restatement
     of the Charter,   	 70,225,778  	2,571,272       3,655,717   0


		      	Voted For	 Voted Against	Abstained  Broker
							           Non-Votes
  3.The amendment,
    elimination,or
    reclassification
    as non-fundamental,
    of the fundamental
    investment restrictions
    regarding:

3.A. Diversification	73,487,770	3,663,397    1,892,663	  24,819,307

3.B. Issuing Senior	73,308,926	3,885,599    1,849,305    24,819,307
     Securities and
     Borrowing Money

3.C. Underwriting	73,365,966	3,801,212    1,876,652	  24,819,307
     Securities

3.D. Concentration	73,439,518	3,728,142    1,876,170	  24,819,307
     of Investments

3.E. Real Estate and	73,391,336	3,783,703    1,868,791	  24,819,307
     Companies That
     Deal In Real
     Estate

3.F  Commodity 		73,235,330	3,942,455    1,866,045	  24,819,307
     Contracts
     and Futures
     Contracts


3.G  Loans		73,223,880	3,977,378    1,842,572    24,819,307

3.H  Joint		73,332,246	3,816,615    1,894,969	  24,819,307
     Securities
     Trading
     Accounts

3.I  Exercising 	73,483,001	3,664,351    1,896,477	  24,819,307
     Control

3.J  Other		73,360,010	3,753,411    1,930,409	  24,819,307
     Investment
     Companies

3.K  Oil, Gas		73,470,042	3,675,327    1,898,461	  24,819,307
     and Other
     Types of
     Minerals or
     Mineral
     Leases

3.L  Purchase of	73,204,904	3,992,378    1,846,547	  24,819,307
     Securities on
     Margin

3.M  Short Sales	73,318,205	3,866,125    1,859,500	  24,819,307

3.N  Pledging, 		73,152,649	4,003,759    1,887,421	  24,819,307
     Hypothecating,
     Mortgaging, or
     Otherwise
     Encumbering
     Assets

3.P  Warrants		73,220,653	3,860,111    1,963,066	   24,819,307

3.Q  Unseasoned 	73,190,665	3,950,179    1,902,986	   24,819,307
     Companies

3.R  Requirement to 	73,402,642	3,753,289    1,887,899     24,819,307
     Invest In
     Specific
     Investments

3.T  Securities of	73,240,657	3,975,819    1,827,354	   24,819,307
     Issuers In Which
     Officers, or
     Directors, or
     Partners Have
     an Interest

3.V  Option		73,315,531	3,854,943     1,873,355	   24,819,307
     Transactions


3.Y  Transactions 	73,305,221	3,864,904     1,873,704     24,819,307
     Effected Through
     Affiliated
     Broker-Dealer

3.Z  Meetings Called 	73,636,196	3,581,434     1,826,200     24,819,307
     by Stockholders


4.B  The 		70,613,502	4,191,093     4,239,235	    24,819,307
     reclassification
     of the Funds
     fundamentalinvestment
     objective as non-
     fundamental with
     changes to the Funds
     investment
     objectives.